Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the St. Jude Medical, Inc. 2000 Employee Stock Purchase Savings Plan of our report dated February 9, 2000, with respect to the consolidated financial statements of St. Jude Medical, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999 and the related financial statement schedule included therein, filed with the Securities Exchange Commission.

                                                       ERNST & YOUNG LLP

                                                       /s/ Ernst & Young LLP

Minneapolis, Minnesota
July 28, 2000